Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Manager, Investor Relations.
(617) 796-8232

Hospitality Properties Trust Announces Amendments to Lease Agreements

with TravelCenters of America

Newton, MA (February 1, 2011).  Hospitality Properties Trust (NYSE:  HPT) today announced that it has entered amendments to its lease agreements with TravelCenters of America LLC (NYSE Amex: TA), as follows:

Historical Agreements:

HPT has two historical leases with TA:

•                  One lease for 145 travel centers located in 39 states operated under the “TA” or “Travel Centers” brands extends to 2022 and requires annual rent of $165.1 million/year, increasing to $170.1 million/ year on February 1, 2011, increasing to $175.1 million/year on February 1, 2012, plus increases based upon percentages of increases in gross revenues starting in 2012 (the “TravelCenters Lease”).

•                  One lease for 40 travel centers located in 25 states operated under the “Petro” brand extends to 2024 and requires annual rent of $66.2 million/year plus increases starting in 2013 based upon percentages of increases in gross revenues (the “Petro Lease”).

•                  The total contractual rent payable by TA to HPT under these two leases currently is approximately $231.3 million/year (i.e., $165.1 million plus $66.2 million).  Effective July 1, 2008, in consideration of the impact of market conditions upon TA’s business, HPT and TA entered into a rent deferral arrangement whereby TA was permitted to defer up to $5.0 million/month of its combined rents due to HPT through December 31, 2010, and that required the amount of any such deferred rent, plus interest, would be due from TA to HPT on or before July 1, 2011.  Pursuant to that agreement TA has deferred a total of $150.0 million of rent, and all interest due with respect to such deferrals has been paid through December 31, 2010.

New Agreements:

The amended terms which have been agreed between HPT and TA are as follows:

•                  The TravelCenters Lease is modified effective January 1, 2011 so that the current rent is reduced from $165.1 million/year to $135.1 million/year.  The rent will increase to $140.1 million/year effective February 1, 2012, plus increases thereafter based upon percentages of increases in gross revenues.

•                  The Petro Lease is modified effective January 1, 2011 so that the current rent is reduced from $66.2 million/year to $54.2 million/year plus increases starting in 2013 based upon percentages of increases in gross revenues which exceed a threshold amount; and the first $2.5 million of percentage rent which becomes due under the Petro lease shall be waived provided the settlement of certain litigation pending against HPT, TA and others is approved.

•                  The $150.0 million of previously deferred rent due from TA to HPT is further deferred, without interest, so that $107.1 million will be due in 2022 and $42.9 million shall be due in 2024.  These deferred amounts will become due and interest may begin to accrue in certain circumstances set forth in the amended leases, including a change of control of TA.

Hospitality Properties Trust is a real estate investment trust headquartered in Newton, MA which owns 289 hotels and 185 travel centers located throughout the United States, Puerto Rico and Ontario, Canada.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.   THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND HPT’S CONTROL.

FOR EXAMPLE, THE STATEMENTS THAT HPT AND TA HAVE AGREED TO REDUCE AND DEFER CERTAIN AMOUNTS OF RENTS PAYABLE BY TA TO HPT MAY IMPLY THAT TA CAN AFFORD TO PAY THE REDUCED AND DEFERRED RENT AMOUNTS AND IT WILL CONTINUE TO DO SO IN THE FUTURE.  IN FACT, TA HAS ACCUMULATED LARGE LOSSES SINCE IT BECAME A SEPARATE PUBLICLY OWNED COMPANY IN 2007 AND HPT CANNOT GUARANTEE THAT TA WILL BE ABLE TO PAY OR WILL PAY THE REDUCED AND DEFERRED RENT AMOUNTS.

ALSO, AS STATED IN THIS PRESS RELEASE, THE AMENDMENT WHICH RELIEVES TA OF ITS OBLIGATION TO PAY THE FIRST $2.5 MILLION OF PERCENTAGE RENT DUE UNDER THE PETRO LEASE IS SUBJECT TO THE DISMISSAL OF CERTAIN LITIGATION PENDING AGAINST HPT, TA AND OTHERS.  THE DISMISSAL OF THIS LITIGATION REQUIRES THE APPROVAL OF THE COURT IN WHICH THIS LITIGATION IS PENDING.  HPT CAN PROVIDE NO ASSURANCE THAT THE REQURIED COURT APPROVAL WILL BE OBTAINED OR THAT THIS PART OF THE AGREEMENTS ANNOUNCED TODAY WILL BECOME EFFECTIVE.

FOR MORE INFORMATION ABOUT THE FORMER AND CURRENT RELATIONSHIPS WHICH EXIST BETWEEN HPT AND TA AND ABOUT THE RISKS WHICH MAY ARISE FROM THESE RELATIONSHIPS OR OTHER RISKS WHICH MAY AFFECT TA’S ABILITY TO PAY AMOUNTS DUE TO HPT, PLEASE SEE THE FORM 8-K DATED FEBRUARY 1, 2011 FILED WITH THE SEC IN CONNECTION WITH THE EVENTS DESCRIBED IN THIS PRESS RELEASE, HPT’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2009 ON FORM 10-K, ESPECIALLY  THE SECTIONS ENTITLED “RISK FACTORS” (AS SUCH SECTION WAS UPDATED IN HPT’S QUARTERLY REPORTS ON FORM 10-Q FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2010 AND SEPTEMBER 30, 2010) AND “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — RELATED PERSONS TRANSACTIONS” (AS SUCH SECTION WAS UPDATED IN HPT’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2010),  AND IN HPT’S PROXY STATEMENT DATED FEBRUARY 24, 2010 RELATED TO ITS 2010 ANNUAL MEETING OF SHAREHOLDERS, ESPECIALLY THE INFORMATION REGARDING HPT’S TRUSTEES AND OFFICERS AND THE SECTION ENTITLED “RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS”, ALL OF WHICH ARE AVAILABLE AT THE SEC WEBSITE: www.sec.gov.

FOR THE FOREGOING REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE OR THEIR IMPLICATIONS.

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